                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        January 13, 2000
                                                       -----------------

                           PACER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                       Commission file number 333-85041

              Tennessee                                  62-0935669
             -----------                                 ----------
     (State or other jurisdiction                     (I.R.S. employer
          of incorporation)                          identification no.)


                          1340 Treat Blvd., Suite 200
                            Walnut Creek, CA 94596
                        Telephone Number (800) 225-4222

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


The following financial statements are filed as part of this report pursuant to Rule 3.05(a) of Regulation S-X:

   Conex Global Logistics Services, Inc., MSL Transportation Group, Inc.  and
              Jupiter Freight, Inc. Combined Financial Statements:

                                                                                          Page
                                                                                    ---------------
Report of Independent Accountants..................................................         4
Combined Balance Sheets as of December 31, 1998 and
  September 30, 1999 (Unaudited)...................................................         5
Combined Statements of Operations for the Year Ended
  December 31, 1998 and the Nine Months Ended September 30, 1999
  and 1998 (Unaudited).............................................................         6
Combined Statements of Stockholders' Equity for the Year Ended
  December 31, 1998 and the Nine Months Ended September 30, 1999
  (Unaudited)......................................................................         7
Combined Statements of Cash Flows for the Year Ended
  December 31, 1998 and the Nine Months Ended September 30, 1999
  and 1998 (Unaudited).............................................................         8
Notes to Combined Financial Statements.............................................         9

The following pro forma financial statements are filed as part of this report pursuant to Article 11 of Regulation S-X:

      Pacer International, Inc. Unaudited Pro Forma Financial Statements:

                                                                                           Page
                                                                                     ---------------
Unaudited Pro Forma Consolidated Balance Sheet as of September 17, 1999..............      19
Unaudited Pro Forma Consolidated Statements of Operations for the Year
   Ended December 25, 1998 and the Nine Months Ended September 17, 1999..............      20

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PACER INTERNATIONAL, INC.


Date: March 27, 2000                        By:  /s/ Lawrence C. Yarberry
      --------------                             ------------------------
                                                Lawrence C. Yarberry
                                              Vice President - Finance
                                            (Principal Financial Officer)

                       Report of Independent Accountants


December 2, 1999


To the Stockholders and Board of Directors of Pacer International, Inc.


In our opinion, the accompanying combined balance sheet, and the related combined statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the combined financial position of Conex Global Logistics Services, Inc., MSL Transportation Group, Inc. and Jupiter Freight, Inc. (together, the "Company") as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Combined Balance Sheets
December 31, 1998
and September 30, 1999 (Unaudited)
--------------------------------------------------------------------------------

                                                                                      December 31,   September 30,
                                                                                          1998          1999
                                                                                      -------------  --------------
Assets                                                                                                (Unaudited)
Current assets:
 Cash and cash equivalents                                                            $          -     $ 5,159,712
 Marketable equity securities - available for sale                                               -       1,195,020
 Accounts receivable, net                                                                7,462,955       5,896,550
 Prepaid expenses and other current assets                                                 126,593          96,420
                                                                                       -----------     -----------
       Total current assets                                                              7,589,548      12,347,702

Property, plant and equipment, at cost                                                  13,137,289      12,872,953
Accumulated depreciation and amortization                                               (3,983,514)     (4,729,444)
                                                                                       -----------     -----------
       Property, plant and equipment, net                                                9,153,775       8,143,509

Other assets                                                                               429,837         424,862
                                                                                       -----------     -----------
       Total assets                                                                    $17,173,160     $20,916,073
                                                                                       ===========     ===========

Liabilities and Stockholders' Equity

Current liabilities:
 Cash overdraft                                                                        $   120,756   $           -
 Accounts payable and accrued expenses                                                   1,099,538       1,311,324
 Current maturities of long-term debt and capital leases                                   258,325          33,223
                                                                                       -----------     -----------
       Total current liabilities                                                         1,478,619       1,344,547

Long-term liabilities:
 Long-term debt and capital leases                                                           8,563               -
 Stockholders notes                                                                        213,900         163,896
                                                                                       -----------     -----------
       Total long-term liabilities                                                         222,463         163,896

Commitments and contingencies

Stockholders' equity:
 Conex Global Logistics Services, Inc. - Common stock, no par value;
  2,000,000 shares authorized; 10,000 shares issued and outstanding                         10,000          10,000
 MSL Transportation Group, Inc. - Common stock, no par value;
  500,000 shares authorized, 100 shares issued and outstanding                              10,000          10,000
 Jupiter Freight, Inc. - Common stock, no par value; 500,000 shares
  authorized, 50 shares issued and outstanding                                               5,000           5,000
 Retained earnings                                                                      15,447,078      19,505,880
 Accumulated other comprehensive income                                                          -        (123,250)
                                                                                       -----------     -----------
       Total stockholders' equity                                                       15,472,078      19,407,630
                                                                                       -----------     -----------
       Total liabilities and stockholders' equity                                      $17,173,160     $20,916,073
                                                                                       ===========     ===========

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Combined Statements of Operations
For the Year Ended December 31, 1998
and the Nine Months Ended September 30, 1999 and 1998 (Unaudited)
--------------------------------------------------------------------------------

                                                                                            September 30,
                                                                       December 31,  ---------------------------
                                                                          1998           1999          1998
                                                                      -------------  ------------  -------------
                                                                                            (Unaudited)
Gross revenues                                                         $40,106,155   $31,604,389    $29,848,273
Cost of purchased transportation and services                           28,313,761    21,673,879     20,580,142
                                                                       -----------   -----------    -----------

          Net revenues                                                  11,792,394     9,930,510      9,268,131

Operating expenses:
 Selling, general and administrative expenses                            6,364,453     4,888,153      4,985,036
 Depreciation and amortization                                           1,363,029       914,897      1,045,695
                                                                       -----------   -----------    -----------
          Income from operations                                         4,064,912     4,127,460      3,237,400

Other (income) expense:
 Interest income                                                           (92,915)      (97,172)       (76,275)
 Interest expense                                                          142,037        43,089        128,520
 Gain on sale of assets                                                    (17,015)      (54,971)       (17,015)
 Gain on sale of marketable securities                                           -      (993,462)             -
 Dividend income                                                                 -       (15,099)             -
 Other, net                                                                (35,119)      (51,688)       (16,139)
                                                                       -----------   -----------    -----------
          Income before income taxes                                     4,067,924     5,296,763      3,218,309

Income taxes                                                                24,854        15,980         17,442
                                                                       -----------   -----------    -----------
          Net income                                                   $ 4,043,070   $ 5,280,783    $ 3,200,867
                                                                       ===========   ===========    ===========

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Combined Statements of Stockholders' Equity
For the Year Ended December 31, 1998
and the Nine Months Ended September 30, 1999 (Unaudited)
--------------------------------------------------------------------------------

                                                                                                   Accumulated
                                                                                                      Other
                                                                           Common     Retained    Comprehensive
                                                                            Stock     Earnings       Income          Total
                                                                          --------  ------------  -------------   ------------
Balance, December 31, 1997                                                 $25,000  $13,122,900   $        -      $13,147,900

 Distributions to stockholders, net                                              -   (1,718,892)           -       (1,718,892)

 Net income                                                                      -    4,043,070            -        4,043,070
                                                                          --------  -----------   ----------      -----------
Balance, December 31, 1998                                                  25,000   15,447,078            -       15,472,078

 Distributions to stockholders (unaudited)                                       -   (1,221,981)           -       (1,221,981)

 Net income (unaudited)                                                          -    5,280,783            -        5,280,783
 Other comprehensive income - unrealized holding losses (unaudited)              -            -     (123,250)        (123,250)
                                                                          --------  -----------   ----------      -----------
 Comprehensive income (unaudited)                                                -    5,280,783     (123,250)       5,157,533
                                                                          --------  -----------   ----------      -----------
Balance, September 30, 1999 (unaudited)                                    $25,000  $19,505,880    ($123,250)     $19,407,630
                                                                          ========  ===========   ==========      ===========

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Combined Statements of Cash Flows
For the Year Ended December 31, 1998
and the Nine Months Ended September 30, 1999 and 1998 (Unaudited)
--------------------------------------------------------------------------------

                                                                                                      September 30,
                                                                                December 31,   --------------------------
                                                                                    1998           1999          1998
                                                                                -------------  ------------  ------------
                                                                                                      (Unaudited)
Cash flows from operating activities:
 Net income                                                                      $ 4,043,070   $ 5,280,783   $ 3,200,867
 Adjustments to reconcile net income to net cash provided by operating activities:
  Gain on sale of assets                                                             (17,015)      (54,971)      (17,015)
  Gain on sale of marketable securities                                                    -      (993,462)            -
  Depreciation and amortization                                                    1,363,029       914,897     1,045,695
  (Increase) decrease in assets:
   Accounts receivable                                                            (2,223,714)    1,566,405      (558,784)
   Due from related party                                                              4,983             -         4,983
   Prepaid expenses and other current assets                                          43,392        30,173        53,415
   Other assets                                                                     (248,803)        4,975         5,897
  Increase (decrease) in liabilities:
   Accounts payable and accrued expenses                                            (479,532)      211,786      (494,138)
                                                                                 -----------   -----------   -----------
          Total adjustments                                                       (1,557,660)    1,679,803       (40,053)
                                                                                 -----------   -----------   -----------
          Net cash provided by operating activities                                2,485,410     6,960,586     3,240,920
                                                                                 -----------   -----------   -----------

Cash flows from investing activities:
 Purchases of property, plant and equipment                                         (122,349)      (58,291)     (120,695)
 Proceeds from sale of property, plant and equipment                                 670,673       208,631       650,551
 Proceeds from sale of marketable securities                                               -     7,191,452             -
 Payments for marketable securities                                                        -    (7,516,260)            -
                                                                                 -----------   -----------   -----------
          Net cash provided by (used in) investing activities                        548,324      (174,468)      529,856
                                                                                 -----------   -----------   -----------

Cash flows from financing activities:
 Repayment of short-term loans                                                      (600,001)            -      (600,001)
 Checks drawn in excess of cash balances                                             120,756             -             -
 Repayment of checks drawn in excess of cash balances                                      -      (120,756)            -
 Payments on long-term debt                                                       (2,844,290)     (188,764)   (2,774,901)
 Payments on stockholders notes                                                      (66,671)      (50,004)      (51,012)
 Principal payments under capital lease obligations                                  (66,395)      (44,901)      (45,928)
 Distributions to stockholders, net                                               (1,718,892)   (1,221,981)     (828,416)
                                                                                 -----------   -----------   -----------
          Net cash used in financing activities                                   (5,175,493)   (1,626,406)   (4,300,258)
                                                                                 -----------   -----------   -----------
          Net increase (decrease) in cash and cash equivalents                    (2,141,759)    5,159,712      (529,482)

Cash and cash equivalents at beginning of the period                               2,141,759             -     2,141,759
                                                                                 -----------   -----------   -----------
Cash and cash equivalents at end of the period                                   $         -   $ 5,159,712   $ 1,612,277
                                                                                 ===========   ===========   ===========

Supplemental cash flow disclosure:
 Cash paid for:
  Interest                                                                       $   142,037   $    43,089   $   128,520
  Income taxes                                                                   $    24,854   $    15,980   $    17,442

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

1.   The Company

     Conex Global Logistics Services, Inc. ("Conex"), MSL Transportation Group, Inc. ("MSL"), and Jupiter Freight, Inc. ("Jupiter") (together, the "Company") operate as interrelated freight service companies and are controlled by the same stockholders. The Company's business consists of
     (1) intermodal marketing, which involves the provision of logistics services by coordinating the transportation of goods by truck and rail, (2) specialized trucking services, including drayage, and (3) other transportation services, such as freight consolidation, handling and a bonded container freight station. The services are primarily provided in the United States, with occasional movements to Canada and Mexico.


2.   Summary of Significant Accounting Policies

     Principles of Combination

     The combined financial statements of the Company include all accounts of Conex, MSL and Jupiter. All material intercompany amounts and transactions have been eliminated.

     Interim Financial Information

     The interim financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and September 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid investments with an original maturity of three months or less.


The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (Continued)

     Marketable Equity Securities

     Marketable equity securities are classified as available for sale, and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income in the accompanying statement of stockholders' equity. Realized gains or losses have been computed using the specific identification method.

     Accounts Receivable

     Trade accounts receivable are reflected net of allowances for doubtful accounts of $883,296 and $677,356 at December 31, 1998 and September 30, 1999 (unaudited), respectively.

     Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. For assets financed under capital leases, the present value of the future minimum lease payments is recorded at the date of acquisition as property, plant and equipment, with a corresponding amount recorded as a capital lease obligation. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

          Classification                  Estimated Useful Life
          --------------                  ---------------------

          Building                             31.5 years
          Airplane                              5 years
          Equipment                          5 to 7 years
          Automobiles and trucks                5 years
          Furniture and fixtures                7 years
          Leasehold improvements            5 to 15 years

     When assets are sold, the applicable costs and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Expenditures for maintenance and repairs are expensed as incurred.

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (Continued)

     Reliance on Independent Contractors

     The Company relies upon the services of independent contractors for underlying transportation services for their customers. Contracts with independent contractors are, in most cases, terminable upon short notice by either party. Although the Company believes its relationships with independent contractors are good, there can be no assurance that the Company will continue to be successful in retaining and recruiting independent contractors or that independent contractors who terminate their contracts can be replaced by equally qualified persons.

     Dependence on Railroads and Equipment and Service Availability

     The Company is dependent upon the major railroads in the United States for substantially all of the intermodal services provided by the Company. In many markets rail services are limited to a few railroads or even a single railroad. Consequently, a reduction in or elimination of rail service to a particular market is likely to adversely affect the Company's ability to provide intermodal transportation services to some of the Company's customers. Furthermore, significant rate increases, work stoppage or adverse weather conditions can impact the railroads and therefore the Company's ability to provide cost-effective services to its customers.

     In addition, the Company is dependent in part on the availability of rail, truck and ocean services provided by independent third parties. If the Company were unable to secure sufficient equipment or other transportation services to meet its customers' needs, its results of operations could be materiality adversely affected on a temporary or permanent basis.

     Concentration of Business on Intermodal Marketing

     Significant portions of the Company's revenues are derived from intermodal marketing. As a result, a decrease in demand for intermodal transportation services relative to other transportation services could have a material adverse effect on the Company's results of operations.

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (Continued)

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company sells its services primarily on 21-day terms, performs credit evaluation procedures on its customers, and generally does not require collateral.
     The Company maintains an allowance for doubtful accounts.

     The following summarizes, with respect to significant customers, the accounts receivable balances at December 31, 1998 and September 30, 1999 and 1998 and sales activity for the year ended December 31, 1998 and the nine months ended September 30, 1999 and 1998:

                                    Accounts Receivable                           Sales
                             -------------------------------  ---------------------------------------------
                                                                                    Nine months ended
                                                                Year ended            September 30,
                              December 31,     September 30,    December 31,  -----------------------------
         Customer                 1998             1999            1998            1999           1998
---------------------------  --------------  ---------------  --------------  --------------  -------------
                                               (Unaudited)                     (Unaudited)     (Unaudited)
           A                     $2,824,944       $2,217,051     $13,314,490     $ 9,744,600    $10,666,684
           B                        576,336          470,579       3,004,021       3,159,999      2,341,037
                                 ----------       ----------     -----------     -----------    -----------

                                 $3,401,280       $2,687,630     $16,318,511     $12,904,599    $13,007,721
                                 ==========       ==========     ===========     ===========    ===========

     The Company maintains its cash accounts in commercial banks, money market accounts and certificates of deposit. As of December 31, 1998, the Company had cash balances in excess of the Federal Deposit Insurance Corporation ("FDIC") limit of $100,000 per institution. However, the Company does not anticipate nonperformance by the counterparties.

     Financial Instruments

     The carrying amounts for cash, accounts receivables and accounts payable approximate fair value due to the short-term nature of these instruments. Other fair value disclosures are in the respective notes.

     Revenue Recognition

     Revenues and related expenses for trucking, warehousing and transloading are recognized upon completion of the Company's services. Rail intermodal income and expense are recognized at order placement.

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

2.   Summary of Significant Accounting Policies (Continued)

     Income Taxes

     The Company has elected S Corporation status for federal and applicable state tax reporting purposes. Accordingly, income taxes are generally the responsibility of the stockholders, not the Company, except with respect to California state franchise taxes applied to S Corporations.

3.   Property, Plant and Equipment

     Property, plant and equipment consist of the following:

                                                                    December 31,           September 30,
                                                                       1998                    1999
                                                              ----------------------  ----------------------
                                                                                           (Unaudited)
Land                                                                    $ 2,607,770             $ 2,607,770
Building                                                                  3,135,468               3,135,468
Airplane                                                                  4,002,325               4,002,325
Equipment                                                                 1,654,967               1,663,772
Trucks                                                                      955,299                 632,672
Automobiles                                                                 265,936                 307,922
Furniture and fixtures                                                      308,665                 308,665
Leasehold improvements                                                      206,859                 214,359
                                                                        -----------             -----------
                                                                         13,137,289              12,872,953
Less, accumulated depreciation and amortization                          (3,983,514)             (4,729,444)
                                                                        -----------             -----------
          Property, plant and equipment                                 $ 9,153,775             $ 8,143,509
                                                                        ===========             ===========

     The Company leases certain equipment totaling $283,059 at December 31, 1998 under capital lease agreements that expire in 1999. Accumulated depreciation for these assets at December 31, 1998 amounted to $264,306, for a net book value of $18,753. Depreciation expense on leased assets for the year ended December 31, 1998 amounted to $52,203.

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

4.   Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consisted of the following:

                                                                    December 31,         September 30,
                                                                        1998                 1999
                                                                -------------------  --------------------
                                                                                         (Unaudited)
Accounts payable                                                         $  886,131           $  944,236
Payroll and payroll tax                                                      66,927              152,580
Vacation                                                                          -               26,420
Pension                                                                      23,524                    -
Drayage                                                                      97,956              183,088
Legal                                                                        25,000                5,000
                                                                         ----------           ----------

          Total                                                          $1,099,538           $1,311,324
                                                                         ==========           ==========

5.   Debt and Capital Leases

     The Company has the following debt and capital leases outstanding:

                                                                      December 31,         September 30,
                                                                         1998                 1999
                                                                 --------------------  --------------------
                                                                                           (Unaudited)
Loans payable for vehicles, collateralized by the underlying asset, payable in monthly installments, with interest rates varying between 7.9% to 8.95% per annum, expiring on various
 dates to June 2000.                                                       $ 219,172              $ 30,408

Various capital lease obligations expiring on various dates
 through 1999, less interest of $1,518.                                       47,716                 2,815

Less, current portion                                                       (258,325)              (33,223)
                                                                           ---------              --------
                                                                           $   8,563              $      -
                                                                           =========              ========

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

5.   Debt and Capital Leases (Continued)

     Future maturities of debt and capital leases are as follows:

Year Ended
December 31,
------------
  1999                                                            $258,325
  2000                                                               8,563
                                                                  --------

          Total future maturities of debt and capital leases      $266,888
                                                                  ========

6.   Related Party Transactions

     The terms of the following related-party transactions are arranged between the stockholders and the Company:

     Notes Payable to the Stockholders

     The Company has notes payable to its stockholders in the amount of $213,900 and $163,896 at December 31, 1998 and September 30, 1999 (unaudited), respectively. These notes bear interest at the reference rate plus 1.25%, payable monthly. The reference rate at December 31, 1998 was 7.75%.

     Guarantees of Indebtedness

     The Company has guaranteed certain indebtedness of a related party totaling approximately $4 million at September 30, 1999 (unaudited).

     Lease Contract

     The Company leases certain of the office facilities and warehouses from a related party. The rent expenses related to these leases were $1,020,000, $765,000 and $765,000 for the year ended December 31, 1998 and for the nine months ended September 30, 1999 and 1998 (unaudited), respectively (see
     Note 7).

     Other

     Included in these combined financial statements are expenses of approximately $45,000, $34,000 and $34,000 for the year ended December 31, 1998 and for the nine

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

     months ended September 30, 1999 and 1998 (unaudited), respectively, incurred on behalf of a related party for which the Company expects no reimbursement.

7.   Commitments and Contingencies

     Legal Proceedings and Contingencies

     The Company is a party to various legal proceedings, claims and assessments arising in the normal course of its business activities. Management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the Company's combined financial position, results of operations or cash flows.

     Operating Leases

     The Company leases office facilities and warehouses, automobiles, trucks, radios, and other office equipment under operating leases. Future minimum lease payments under non-cancelable operating leases at December 31, 1998 are as follows:

     1999                                  $1,164,936
     2000                                   1,078,577
     2001                                   1,022,570
     2002                                   1,020,000
     2003 and thereafter                    2,480,000
                                           ----------
                                           $6,766,083
                                           =========

     Total rent expenses under all operating leases were $1,354,759, $1,112,194 and $955,512 for the year ended December 31, 1998 and for the nine months ended September 30, 1999 and 1998 (unaudited), respectively.


8.   401(k) Defined Contribution Plans

     All eligible employees of the Company may participate in either the Conex Freight Systems, Inc. or Jupiter Freight, Inc. 401(k) Plans (the "401(k) Plans") qualified under Section 401(k) of the Internal Revenue Code of 1986. Under the 401(k) Plans, employees who have met certain service requirements may contribute up to the maximum allowed under the Internal Revenue Code. The Company matches contributions equal to 50% of the employee's contributions that are not in excess of six percent of the employee's compensation. The employer contributions vest gradually and are completely vested after seven years of service to the Company. Contributions made by the Company were $74,699, $57,074 and $56,024 for the year ended December 31,

The accompanying notes are an integral part of these combined financial statements.

Conex Global Logistics Services, Inc.,
MSL Transportation Group, Inc.
and Jupiter Freight, Inc.
Notes to Combined Financial Statements (continued)
--------------------------------------------------------------------------------

     1998 and for the nine months ended September 30, 1999 and 1998 (unaudited), respectively.

9.   Subsequent Events (Unaudited)

     Effective December 31, 1999, the Company entered into an agreement with a subsidiary of Pacer International, Inc. ("Pacer") whereby the subsidiary of Pacer would acquire substantially all the operating assets and assume certain liabilities of the Company.


The accompanying notes are an integral part of these combined financial statements.

Pacer International, Inc.
Unaudited Pro Forma Financial Information

Set forth below is certain unaudited pro forma consolidated financial information for our company which gives effect to our original recapitalization and acquisition of Pacer Logistics and our current acquisition of certain assets of Conex Global Logistics Services, Inc., MSL Transportation Group, Inc. and Jupiter Freight, Inc. (collectively "Conex") pursuant to a purchase agreement dated December 31, 1999 (the "Purchase Agreement"). The Unaudited Pro Forma Consolidated Balance Sheet as of September 17, 1999 gives effect to the acquisition of Conex assets as if it had occurred at September 17, 1999 and includes the actual results of our recapitalization and acquisition of Pacer
Logistics as they were completed May 28, 1999.   The Unaudited Pro Forma
Consolidated Statements of Operations for the year ended December 25, 1998 and the nine months ended September 17, 1999, give effect to our original recapitalization and the Pacer Logistics acquisition using the purchase method of accounting for the Pacer Logistics transaction and the acquisition of Conex assets, as if our recapitalization, the Pacer Logistics acquisition and the acquisition of Conex assets had occurred at the beginning of the first period presented. The historical financial data for September 17, 1999 and the nine months then ended has been derived from Pacer International's unaudited financial statements and include, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period. The financial data for September 30, 1999 and the nine months then ended has been derived from Conex's unaudited financial statements and include, in the opinion of Conex's management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such period.

The results of operations and balance sheet data for Conex have period ending dates of December 31, 1998 and September 30, 1999. No adjustment has been made to conform to Pacer International's period ending dates of December 25, 1998 and September 17, 1999 due to immateriality.

The unaudited pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial statements, are based on available information and upon certain assumptions that management believes are reasonable. The purchase of Pacer Logistics and the acquisition of Conex assets has been reflected based on preliminary estimates of fair values, which may be updated based on final appraisals and other estimates of fair value.

Management does not claim or represent that the unaudited pro forma consolidated statement of operations information nor the unaudited pro forma consolidated balance sheet data set forth below is indicative of the results of operations or financial position that would have been reported had the transactions actually occurred at the beginning of the period presented nor is it indicative of our future results. There can be no assurance that the assumptions used in the preparation of the unaudited pro forma consolidated financial information, which we believe to be appropriate in the circumstances, will prove to be correct. The unaudited pro forma consolidated information should be read in conjunction with the historical consolidated financial statements of Pacer International and notes thereto and the audited historical financial statements of Conex included in this filing.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
September 17, 1999
--------------------------------------------------------------------------------

                                                              Pacer                                                   Pacer
                                                       International, Inc.      Conex          Conex           International, Inc.
                                                            Historical        Historical     Pro Forma              Pro Forma
                                                             Balances          Balances     Adjustments              Balances
                                                       --------------------  ------------  -------------       -------------------
                                                           (Unaudited)       (Unaudited)    (Unaudited)            (Unaudited)
Assets

Current assets:
 Cash and cash equivalents                                    $ 10,094,636   $ 5,159,712   $ (5,159,712)  (a)
                                                                                            (11,250,000)  (c)         $ (1,155,364)
 Marketable equity securities - available for sale                       -     1,195,020     (1,195,020)  (a)                    -
 Accounts receivable, net                                      152,310,234     5,896,550              -                158,206,784
 Prepaid expenses and other current assets                       3,323,399        96,420              -                  3,419,819
                                                              ------------   -----------   ------------               ------------
          Total current assets                                 165,728,269    12,347,702    (17,604,732)               160,471,239

Property, plant and equipment, at cost                          61,832,773    12,872,953     (9,887,024)  (a)           64,818,702
Accumulated depreciation and amortization                       (9,909,296)   (4,729,444)     2,330,055   (a)          (12,308,685)
                                                              ------------   -----------   ------------               ------------
          Property, plant and equipment, net                    51,923,477     8,143,509     (7,556,969)                52,510,017

Goodwill                                                       140,639,999             -     31,984,433   (b)          172,624,432
Other assets                                                    96,030,635       424,862       (400,000)  (a)           96,055,497
                                                              ------------   -----------   ------------               ------------
          Total assets                                        $454,322,380   $20,916,073   $  6,422,732               $481,661,185
                                                              ============   ===========   ============               ============

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable and accrued expenses                        $178,210,041   $ 1,311,324   $         -                $179,521,365
 Current maturities of long-term debt and capital
  leases                                                         1,832,812        33,223         (5,742)  (a)            1,860,293
                                                              ------------   -----------   ------------               ------------
          Total current liabilities                            180,042,853     1,344,547         (5,742)               181,381,658

Long-term liabilities:
 Long-term debt and capital leases                             283,312,500             -     15,000,000   (c)          298,312,500
  Other liabilities                                              2,911,736             -              -                  2,911,736
 Stockholders notes                                                      -       163,896       (163,896)  (a)                    -
 Note payable to seller                                                  -             -      5,000,000   (c)            5,000,000
                                                              ------------   -----------   ------------               ------------
          Total long-term liabilities                          286,224,236       163,896     19,836,104                306,224,236
                                                              ------------   -----------   ------------               ------------
Minority interest - exchangeable preferred stock                22,875,269             -              -                 22,875,269
                                                              ------------   -----------   ------------               ------------
Stockholders' equity:                                          (34,819,978)   19,407,630    (14,142,063)  (a)
                                                                                             (5,265,567)  (b)
                                                                         -             -      6,000,000   (c)          (28,819,978)
                                                              ------------   -----------   ------------               ------------

          Total liabilities and stockholders'
           equity                                             $454,322,380   $20,916,073   $  6,422,732               $481,661,185
                                                              ============   ===========   ============               ============

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 17, 1999
--------------------------------------------------------------------------------

                                                          Pacer                                                     Pacer
                                                   International, Inc.        Conex          Conex           International, Inc.
                                                        Pro Forma           Historical     Pro Forma              Pro Forma
                                                       Balances 1/           Balances     Adjustments              Balances
                                                   --------------------    ------------  -------------       --------------------
                                                       (Unaudited)         (Unaudited)    (Unaudited)            (Unaudited)
Gross revenues                                            $767,425,000     $31,604,389    $    84,000   (d)         $799,113,389
Cost of purchased transportation and services              612,339,000      21,673,879       (277,600)  (e)          633,735,279
                                                          ------------     -----------    -----------               ------------
 Net revenues                                              155,086,000       9,930,510        361,600                165,378,110
                                                          ------------     -----------    -----------               ------------

Operating expenses:
 Direct operating expenses                                  51,082,000               -              -                 51,082,000
 Selling, general and administrative expenses               56,740,000       5,803,050       (322,400)  (f)           62,220,650
 Amortization                                                2,545,000               -        600,000   (g)            3,145,000
 Other (income) expense                                        700,000               -              -                    700,000
                                                          ------------     -----------    -----------               ------------
 Income from operations                                     44,019,000       4,127,460         84,000                 48,230,460
                                                          ------------     -----------    -----------               ------------

Other (income) expense:
 Interest income                                                     -         (97,172)             -                    (97,172)
 Interest expense                                           22,085,000          43,089      1,256,250   (h)           23,384,339
 Gain on sale of assets                                              -         (54,971)             -                    (54,971)
 Gain on sale of marketable securities                               -        (993,462)       993,462   (i)                    -
 Dividend income                                                     -         (15,099)             -                    (15,099)
 Other, net                                                          -         (51,688)             -                    (51,688)
                                                          ------------     -----------    -----------               ------------
 Income before income taxes and minority interest         $ 21,934,000     $ 5,296,763    $(2,165,712)              $ 25,065,051
                                                          ============     ===========    ===========               ============

---------------------------------------------------
1/ See the table on page 21 for development of Pacer International, Inc. pro forma balances.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 17, 1999
--------------------------------------------------------------------------------

                                                                               Pacer
                                                                             Logistics
                                              Pacer           Pacer          Completed          Pacer
                                          International     Logistics       1998 & 1999       Logistics      Pro Forma
                                          Historical (j)  Historical (k)  Acquisitions (l)    Pro Forma     Adjustments
                                          --------------  --------------  ----------------  -------------  -------------
Gross revenues                             $616,941,000    $151,708,000      $  6,333,000    $158,041,000  $ (7,557,000)  (m)
Cost of purchased transp. and services      494,056,000     127,157,000         5,447,000     132,604,000   (14,321,000)  (n)
                                           ------------    ------------      ------------    ------------  ------------
 Net revenues                               122,885,000      24,551,000           886,000      25,437,000     6,764,000
                                           ------------    ------------      ------------    ------------  ------------

Operating expenses:
 Direct operating expenses                   50,094,000               -                 -               -       988,000   (o)
 Selling, general and adm. expenses          37,547,000      17,641,000           376,000      18,017,000     1,176,000   (p)(q)
 Amortization                                 1,348,000         815,000            65,000         880,000       317,000   (r)
 Other (income) expense                               -         700,000                 -         700,000             -
                                           ------------    ------------      ------------    ------------  ------------
 Income from operations                      33,896,000       5,395,000           445,000       5,840,000     4,283,000
                                           ------------    ------------      ------------    ------------  ------------
Interest (income) expense                     9,606,000       1,972,000           148,000       2,120,000    10,359,000   (s)
                                           ------------    ------------      ------------    ------------  ------------
 Income before income taxes and
  minority interest                        $ 24,290,000    $  3,423,000      $    297,000    $  3,720,000  $ (6,076,000)
                                           ============    ============      ============    ============  ============


                                              Pacer
                                          International
                                            Pro Forma
                                          -------------
Gross revenues                             $767,425,000
Cost of purchased transp. and services      612,339,000
                                           ------------
 Net revenues                               155,086,000
                                           ------------

Operating expenses:
 Direct operating expenses                   51,082,000
 Selling, general and adm. expenses          56,740,000
 Amortization                                 2,545,000
 Other (income) expense                         700,000
                                           ------------
 Income from operations                      44,019,000
                                           ------------
Interest (income) expense                    22,085,000
                                           ------------
 Income before income taxes and
  minority interest                        $ 21,934,000
                                           ============

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 25, 1998
--------------------------------------------------------------------------------

                                                            Pacer                                                     Pacer
                                                     International, Inc.        Conex          Conex           International, Inc.
                                                          Pro Forma           Historical     Pro Forma              Pro Forma
                                                         Balances 2/           Balances     Adjustments              Balances
                                                     --------------------    ------------  -------------       --------------------
                                                         (Unaudited)         (Unaudited)    (Unaudited)            (Unaudited)
Gross revenues                                              $981,630,000     $40,106,155    $    90,000   (d)       $1,021,826,155
Cost of purchased transportation and services                780,415,000      28,313,761       (148,000)  (e)          808,580,761
                                                            ------------     -----------    -----------             --------------
 Net revenues                                                201,215,000      11,792,394        238,000                213,245,394
                                                            ------------     -----------    -----------             --------------

Operating expenses:
 Direct operating expenses                                    65,291,000               -              -                 65,291,000
 Selling, general and administrative expenses                 75,754,000       7,727,482       (456,000)  (f)           83,025,482
 Amortization                                                  3,696,000               -        800,000   (g)            4,496,000
 Other (income) expense                                         (684,000)              -              -                   (684,000)
 Transaction costs                                             2,125,000               -              -                  2,125,000
                                                            ------------     -----------    -----------             --------------
 Income from operations                                       55,033,000       4,064,912       (106,000)                58,991,912
                                                            ------------     -----------    -----------             --------------

Other (income) expense:
 Interest income                                                       -         (92,915)             -                    (92,915)
 Interest expense                                             30,103,000         142,037      1,675,000   (h)           31,920,037
 Gain on sale of assets                                                -         (17,015)             -                    (17,015)
 Other, net                                                            -         (35,119)             -                    (35,119)
                                                            ------------     -----------    -----------             --------------
 Income before income taxes and minority interest           $ 24,930,000     $ 4,067,924    $(1,781,000)            $   27,216,924
                                                            ============     ===========    ===========             ==============

----------------------------------------------------
2/ See the table on page 23 for development of Pacer International, Inc. pro forma balances.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 25, 1998
--------------------------------------------------------------------------------

                                                                                  Pacer
                                                                                Logistics
                                                 Pacer           Pacer          Completed          Pacer
                                             International     Logistics       1998 & 1999       Logistics      Pro Forma
                                             Historical (j)  Historical (k)  Acquisitions (t)    Pro Forma     Adjustments
                                             --------------  --------------  ----------------  -------------  --------------
Gross revenues                                $590,800,000    $252,762,000      $155,844,000    $408,606,000   $(17,776,000)  (m)
Cost of purchased transp. and services         466,300,000     211,222,000       135,269,000     346,491,000    (32,376,000)  (n)
                                              ------------    ------------      ------------    ------------   ------------
    Net revenues                               124,500,000      41,540,000        20,575,000      62,115,000     14,600,000
                                              ------------    ------------      ------------    ------------   ------------

Operating expenses:
 Direct operating expenses                      62,400,000         329,000            35,000         364,000      2,527,000   (o)
 Selling, general and adm. expenses             29,000,000      28,054,000        15,625,000      43,679,000      3,075,000   (p)(q)
 Amortization                                      600,000       1,334,000           746,000       2,080,000      1,016,000   (r)
 Other (income) expense                           (700,000)              -            16,000          16,000              -
 Transaction costs                                       -       1,500,000           625,000       2,125,000              -
                                              ------------    ------------      ------------    ------------   ------------
 Income from operations                         33,200,000      10,323,000         3,528,000      13,851,000      7,982,000
                                              ------------    ------------      ------------    ------------   ------------
Interest (income) expense                                -       2,867,000         1,907,000       4,774,000     25,329,000   (s)
                                              ------------    ------------      ------------    ------------   ------------
 Income before income taxes and
  minority interest                           $ 33,200,000    $  7,456,000      $  1,621,000    $  9,077,000   $(17,347,000)
                                              ============    ============      ============    ============   ============

                                                 Pacer
                                             International
                                               Pro Forma
                                             --------------
Gross revenues                                $981,630,000
Cost of purchased transp. and services         780,415,000
                                              ------------
 Net revenues                                  201,215,000
                                              ------------

Operating expenses:
 Direct operating expenses                      65,291,000
 Selling, general and adm. expenses             75,754,000
 Amortization                                    3,696,000
 Other (income) expense                           (684,000)
 Transaction costs                               2,125,000
                                              ------------
 Income from operations                         55,033,000
                                              ------------
Interest (income) expense                       30,103,000
                                              ------------
 Income before income taxes and
  minority interest                           $ 24,930,000
                                              ============

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
-------------------------------------------------------------------------------

(a) Reflects the elimination of certain assets and liabilities not being acquired under the Purchase Agreement as follows:

Excluded Assets:
All cash and cash equivalents                                                                                       $ 5,159,712

Smith Barney Investment account                                                                                       1,195,020

Property, Plant and Equipment
 Building located at 550 S. Alameda                                                      $ 3,135,468
 Land located at 550 S. Alameda                                                            2,607,770
 Aircraft                                                                                  4,002,325
 BMW Vehicle                                                                                  72,584
 Leasehold improvements not acquired                                                          68,877
                                                                            ------------------------
          Total Property, Plant and Equipment                                              9,887,024

          Less Accumulated Depreciation                                                   (2,330,055)
                                                                            ------------------------
 Net Property, Plant and Equipment                                                                                    7,556,969

Aircraft deposits                                                                                                       400,000
                                                                                                     --------------------------
          Total Excluded Assets                                                                                     $14,311,701

Excluded Liabilities:
Note payable on BMW Vehicle                                                                                              (5,742)

Stockholders notes                                                                                                     (163,896)
                                                                                                     --------------------------
          Total Excluded Liabilities                                                                                $  (169,638)
                                                                                                     --------------------------
Net Excluded Assets in Excess of Liabilities                                                                        $14,142,063
                                                                                                     ==========================

(b) After elimination of the Excluded Assets and Excluded Liabilities identified above in (a), Pacer acquired the remaining assets of Conex and assumed certain liabilities. The preliminary purchase price of $37,250,000 (including $1,200,000 of estimated fees and other transaction expenses) has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder ($31,984,433) allocated to goodwill, which will be amortized over 40 years as shown in the table below.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

Accounts receivable, net ...............     $ 5,896,550
Prepaid expenses and other current
 assets ................................          96,420
Property, plant and equipment, net......         586,540
Other assets ...........................          24,862
Current liabilities ....................      (1,338,805)
Goodwill ...............................      31,984,433
                                             -----------
          Total purchase price .........     $37,250,000
                                             ===========

(c) The acquisition was funded by cash on hand of $11,250,000 and approximately $15,000,000 financed through Pacer's revolving credit facility (collectively, total cash consideration of $25,050,000 paid to the Sellers and other fees and expenses of $1,200,000 paid), the issuance of 300,000 shares of Pacer common stock with an aggregate value of $6,000,000 and the issuance of a note payable to the Seller in an amount up to $5,000,000.

(d)  Reflects reimbursement for adjustment for Rail Terminal Services:

                                   Year Ended          Nine Months Ended
                               December 25, 1998      September 17, 1999
                               -----------------      ------------------
RTS Adjustment                           $90,000                 $84,000

(e)  Cost of purchased transportation adjustments:

     As part of the acquisition of Conex assets, the former owners' salaries and benefits were contractually reduced in the aggregate by $492,000 for the year ended December 25, 1998 and $588,000 for the nine months ended September 17, 1999. (Note: 80% of the adjustment is recorded as an adjustment to cost of purchased transportation and services and the remaining 20% is recorded as an adjustment to selling, general and administrative).

                                                         Year Ended             Nine Months Ended
                                                     December 25, 1998          September 17, 1999
                                                  ---------------------     -----------------------
Elimination of 80% historical owners salaries,
 personal expenses paid by Conex and other
 benefits                                                     $(393,600)                  $(470,400)

Recording 80% of salaries to be paid in
 accordance with the new compensation agreements              $ 245,600                   $ 192,800
                                                  ---------------------     -----------------------
 Net adjustment                                               $(148,000)                  $(277,600)
                                                  =====================     =======================

     One of the new compensation agreements stipulates a per day salary. For the adjustments above, it was estimated that 214 days and 182 days for the year ended December 25, 1998 and the nine months ended September 17, 1999, respectively, would be worked under the agreement.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(f)  Selling, general and administrative adjustments:

     1) Adjustment for the remaining 20% of owners compensation (see (e) above for details).

     2) Elimination of historical selling, general and administrative expenses associated with operating the aircraft, net of estimated additional cost of commercial flights of $50,000 and $38,000 for the year ended December 25, 1998 and September 17, 1999, respectively.

     3) Adjustment for rental expense for buildings to be utilized that are not being acquired in the acquisition.

     4) Elimination of historical depreciation expense associated with fixed assets not being acquired.

                                                                              Year Ended                      Nine Months Ended
                                                                           December 25, 1998                  September 17, 1999
                                                                    ----------------------------      ------------------------------
                                                                                       $ (98,400)                        $(117,600)
Elimination of 20% historical owners salaries, personal expenses paid by Conex and other benefits
                                                                                          61,400                            48,200
Recording 20% of salaries to be paid in accordance with the new compensation agreements

Elimination of Aircraft Expenses                                                        (239,000)                         (118,000)

Rental Expense for building                                                              720,000                           540,000

Elimination of Historical Depreciation (for assets not acquired):
 Building                                                                               (100,000)                          (75,000)
 Aircraft                                                                               (800,000)                         (600,000)
                                                                    ----------------------------      ----------------------------
 Total SG&A adjustment                                                                 $(456,000)                        $(322,400)
                                                                    ============================      ============================

(g)  Amortization:

     Amortization of goodwill established in the purchase over a 40-year life:

                                                        Year Ended             Nine Months Ended
                                                     December 25, 1998        September 17, 1999
                                                  ---------------------    -----------------------
                                                               $800,000                   $600,000
Amortization of Goodwill

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(h) Reflects the inclusion of interest expense associated with the debt of $15,000,000 incurred under Pacer's revolving credit facility to fund the acquisition at an assumed interest rate of 8.5% and a note payable to Sellers of $5,000,000 at an interest rate of 8.0% resulting in interest expense of $1,675,000 and $1,256,250 for the year ended December 25, 1998 and the nine months ended September 17, 1999, respectively.

                                                                              Year Ended                     Nine Months Ended
                                                                          December 25, 1998                 September 17, 1999
                                                                    ----------------------------     -------------------------------
Revolving Credit Facility                                                             $1,275,000                          $  956,250
Note Payable to Sellers                                                                  400,000                             300,000
                                                                    ----------------------------     -------------------------------
          Total Interest Expense                                                      $1,675,000                          $1,256,250
                                                                    ============================     ===============================

(i) Reflects the elimination of the gain on sale associated with assets not being acquired.

The following notes relate to the pro forma statements of operations for Pacer International's acquisition of Pacer Logistics. The acquisition was completed on May 28, 1999 and therefore the pro forma adjustments for the nine months ended September 17, 1999 reflect the first five months of 1999 as actual results are included in the statement of operations since May 28, 1999.

(j) Represents amounts derived from the historical audited statement of operations of Pacer International, Inc. for the year ended December 25, 1998. Prior to the consummation of our recapitalization, Pacer International was known as APL Land Transport Services, Inc. Prior to November 1998, Pacer International operated as the American President Lines Stacktrain Services, a division of APL Land Transport Services, Inc. For the nine months ended September 17, 1999 amounts were derived from the unaudited statement of operations of Pacer International, Inc. and includes the results of Pacer Logistics since the date of acquisition.

(k) Represents amounts derived from the historical audited consolidated statement of operations of Pacer Logistics, Inc. for the year ended December 31, 1998. Prior to the consummation of the acquisition of Pacer Logistics, Pacer Logistics, Inc. was known as Pacer International, Inc. For the pro forma statement of operations for the nine months ended September 17, 1999, amounts represent the results of operations from January 1, 1999 through May 31, 1999. The results of operations for the period from the acquisition date of May 28, 1999 until May 31, 1999 were immaterial and no adjustment has been made to include them in the results of Pacer International, Inc.

(l) On April 20, 1999, Pacer Logistics acquired certain assets of the Keystone companies and as part of the acquisition of the Manufacturers
     Consolidation Service companies in December 1998, Pacer Logistics initiated a plan of employee reductions resulting in annual cost savings of $900,000. To reflect the pro forma effect of this acquisition and cost reductions on Pacer Logistics' operations, the schedule below presents the unaudited historical statement of operations of the Keystone companies, for the period January 1, 1999 to April 20, 1999, along with applicable pro forma adjustments for the Keystone Terminals acquisition and the impact of cost savings from the Manufacturers Consolidation Service companies' employee reductions.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

                                                                                                         Completed
                                                                                   Pro Forma                1999
                                                                      Keystone    Adjustments           Acquisition
                                                                     -----------  ------------          ------------
Gross revenues ....................................................   $6,333,000            -            $6,333,000
Cost of revenues...................................................    5,447,000            -             5,447,000
                                                                      ----------    ---------            ----------

 Net revenues......................................................      886,000            -               886,000

Operating expenses:
 Selling, general and administrative expenses......................      544,000    $(168,000)  (1)(2)      376,000
 Amortization......................................................            -       65,000   (3)          65,000
                                                                      ----------    ---------            ----------

Total operating expenses...........................................      544,000     (103,000)              441,000
                                                                      ----------    ---------            ----------

 Income from operations ...........................................      342,000      103,000               445,000
Interest income/(expense) .........................................       53,000     (201,000)  (4)        (148,000)
                                                                      ----------    ---------            ----------

 Income before income taxes .......................................   $  395,000    $ (98,000)           $  297,000
                                                                      ==========    =========            ==========

------------------------
(1) As part of the Keystone Terminals acquisition in April 1999 the former owners' salaries and benefits of $93,000 were eliminated. The adjustment represents the elimination of the former owners' salary and benefits.

(2) The adjustment represents the elimination of Manufacturers Consolidation Service salaries and benefits of $75,000 representing one month of the $900,000 annual cost savings not included in historical results, as the reductions were made in February 1999.

(3)  Reflects the following

                                                                                Nine Months
                                                                                   Ended
                                                                               September 17,
                                                                                   1999
                                                                               -------------
Goodwill amortization if the Keystone Terminals acquisition occurred
  On January 1, 1999.....................................................            $65,000

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(4)  Reflects the following:

                                                                     Nine Months
                                                                        Ended
                                                                    September 17,
                                                                        1999
                                                                    -------------
Interest expense that Pacer Logistics would have incurred had the
  Keystone Terminals acquisition occurred on January 1, 1999, based on Pacer Logistics' historical average interest rate
  of 8.16% for the period January 1, 1999 to April 20, 1999.......       $201,000



(m)  Reflects the following:

                                                                     Fiscal Year          Nine Months
                                                                        Ended                Ended
                                                                     December 25,        September 17,
                                                                         1998                1999
                                                                  ------------------  -------------------
Intercompany revenues and cost elimination on net sales between
  Pacer International and Pacer Logistics........................       $(24,376,000)        $(10,294,000)
Management fee to be charged to APL Limited for services rendered
   In connection with the Stacktrain Services Agreement .........          6,600,000            2,737,000
                                                                        ------------         ------------
                                                                        $(17,776,000)        $ (7,557,000)
                                                                        ============         ============

(n) As an integral part of the Pacer International acquisition of Pacer Logistics, Pacer International has reached an agreement with CSX Intermodal, Inc., which effectively provides Pacer International with $8,000,000 in annual rate reductions or a $2,000,000 quarterly reduction. These amounts, together with the elimination of intercompany costs discussed in Note (p) below, results in adjustments to cost of purchased transportation and services of $32,376,000 for the fiscal year ended December 25, 1998 and $14,321,000 for the nine months ended September
     17, 1999.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(o) Reflects the adjustment to lease expense and depreciation as a result of the sale and leaseback transaction completed in connection with our recapitalization and the acquisition of Pacer Logistics:

                                                                 Fiscal Year         Nine Months
                                                                    Ended               Ended
                                                                 December 25,       September 17,
                                                                     1998                1999
                                                              ------------------  ------------------
Elimination of historical railcar depreciation expense......         $ (973,000)         $ (448,000)
Lease expense associated with the sale and leaseback                  3,500,000           1,436,000
 transaction................................................         ----------          ----------
                                                                     $2,527,000          $  988,000
                                                                     ==========          ==========

(p) Pacer International historically was allocated corporate overhead costs by APL Limited and, although we believe the allocation was reasonable, we believe our current corporate structure will effectively allow us to reduce the historical allocations. Reflects the following:

                                                                 Fiscal Year          Nine Months
                                                                    Ended                Ended
                                                                 December 25,        September 17,
                                                                     1998                1999
                                                              ------------------  -------------------
Elimination of historical information technology expenses
 allocated to Pacer International by APL Limited..........           $(7,300,000)         $(3,014,000)
Cost to outsource information technology services in
 accordance with the Information Technology Outsourcing
 and License Agreement....................................            10,000,000            4,038,000
                                                                     -----------          -----------
                                                                     $ 2,700,000          $ 1,024,000
                                                                     ===========          ===========

(q)  Reflects the following:

                                                                 Fiscal Year        Nine Months
                                                                    Ended              Ended
                                                                December 25,       September 17,
                                                                    1998               1999
                                                              -----------------  -----------------
Incremental management fee charged to Pacer International
 by Apollo Management in accordance with the new
 management agreement....................................              $375,000           $152,000
                                                                       ========           ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(r)  Reflects the following:

                                                                 Fiscal Year         Nine Months
                                                                    Ended               Ended
                                                                 December 25,       September 17,
                                                                     1998                1999
                                                              ------------------  ------------------
Elimination of Pacer Logistics historical goodwill
 amortization...........................................            $(1,334,000)         $ (815,000)
Elimination of Pacer Logistics 1998 and 1999 completed
 acquisition goodwill amortization......................               (746,000)            (65,000)
Estimated goodwill amortization as if the acquisition of
 Pacer Logistics had occurred on January 1, 1998,                     3,096,000           1,197,000
 amortized over forty years ............................            -----------          ----------
                                                                    $ 1,016,000          $  317,000
                                                                    ===========          ==========

(s)  Reflects the following:

                                                                 Fiscal Year          Nine Months
                                                                    Ended                Ended
                                                                 December 25,        September 17,
                                                                     1998                1999
                                                              ------------------  -------------------
Elimination of historical Pacer Logistics interest expense
 and the amortization of debt issuance costs related to
 debt repaid in connection with the acquisition of Pacer
 Logistics.................................................         $(2,867,000)         $(1,972,000)
Elimination of pro forma Pacer Logistics interest expense..          (1,879,000)            (201,000)
Interest expense resulting from our $135 million term loan
 at an assumed interest rate of 8%.........................          10,800,000            4,500,000
Interest expense resulting from the $150 million notes at
 an interest rate of 11 3/4%...............................          17,625,000            7,344,000
Amortization of debt issuance costs of $8.2 million
 associated with our Senior credit facilities and the
 notes over the life of the related debt...................           1,650,000              688,000
                                                                    -----------          -----------
                                                                    $25,329,000          $10,359,000
                                                                    ===========          ===========

(t) Pacer Logistics acquired Intraco Inc. on April 3, 1998, Cross Con Transport, Inc. and Cross Con Terminals, Inc. on June 6, 1998, Professional Logistics Management Co., Inc. and 3PL Corporation on July 26, 1998, Manufacturers Consolidation Service, Inc. and its subsidiaries Levcon, Inc., MCS of Kansas, Inc. and Manufacturers Consolidation Service of Canada Inc. on December 10, 1998 and Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ) on April 20, 1999. The schedule below presents the unaudited historical combined results of operations of the acquired businesses for the periods from January 1, 1998 until their respective acquisitions by Pacer Logistics, except for the Keystone companies, which were acquired in 1999 and are included for the full year.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

For the Year Ended December 25, 1998:

                                                              Cross      Professional
                                               Intraco         Con         Logistics       MCS (1)       Keystone
                                             ------------  ------------  -------------  -------------  ------------
Gross revenues                                $1,245,000    $23,661,000   $11,152,000    $95,969,000    $24,281,000
Cost of purchased transportation
 and services                                    845,000     20,971,000     8,512,000     84,725,000     20,680,000
                                              ----------    -----------   -----------    -----------    -----------
 Net revenues                                    400,000      2,690,000     2,640,000     11,244,000      3,601,000

Operating expenses:
 Direct operating expenses                        35,000              -             -              -              -
 Selling, general and adm
  expenses                                       123,000      1,664,000     2,356,000     11,745,000      2,341,000
 Other (income) expense                                -              -             -         16,000              -
 Amortization                                          -              -             -         80,000              -
 Transaction costs                                     -              -             -        625,000              -
                                              ----------    -----------   -----------    -----------    -----------
Total operating expenses                         158,000      1,664,000     2,356,000     12,466,000      2,341,000
                                              ----------    -----------   -----------    -----------    -----------
 Income from operations                          242,000      1,026,000       284,000     (1,222,000)     1,260,000
Interest income (expense)                         (3,000)        41,000      (138,000)      (649,000)       145,000
                                              ----------    -----------   -----------    -----------    -----------
Income before income taxes                    $  239,000    $ 1,067,000   $   146,000    $(1,871,000)   $ 1,405,000
                                              ==========    ===========   ===========    ===========    ===========


                                                                     Completed
                                              Pro Forma             1998 & 1999
                                             Adjustments            Acquisitions
                                             ------------          --------------
Gross revenues                               $  (464,000)  (2)      $155,844,000
Cost of purchased transportation
 and services                                   (464,000)            135,269,000
                                             -----------            ------------
 Net revenues                                          -              20,575,000

Operating expenses:
 Direct operating expenses                             -                  35,000
 Selling, general and adm
  expenses                                    (2,604,000)  (3)(4)     15,625,000
 Other (income) expense                                -                  16,000
 Amortization                                    666,000   (5)           746,000
 Transaction costs                                     -                 625,000
                                             -----------            ------------
Total operating expenses                      (1,938,000)             17,047,000
                                             -----------            ------------
 Income from operations                        1,938,000               3,528,000
Interest income (expense)                     (1,303,000)  (6)        (1,907,000)
                                             -----------            ------------
Income before income taxes                   $   635,000            $  1,621,000
                                             ===========            ============

---------
(1) As part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics elected to exit such companies' over the road trucking business. The divestiture of this business was completed in February 1999. Over the road trucking gross revenues of $8,365,000, cost of purchased transportation and services of $7,644,000, selling, general and administrative expenses of $1,249,000 and interest expense of $105,000 have been appropriately excluded from the Manufacturers Consolidation Service companies results of operations presented.

(2) Reflects the elimination of $464,000 in intercompany revenues and costs between Pacer Logistics and Intraco.

(3) As part of the acquisition of the Manufacturers Consolidation Service companies in December 1998, Pacer Logistics initiated a plan of employee reductions which were made in February, 1999, resulting in the elimination of salaries and benefits of $900,000 annually in connection with the employees subject to the reductions.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Pacer International, Inc.
Notes to Unaudited Pro Forma Financial Statements
--------------------------------------------------------------------------------

(4) As part of the acquisitions of Intraco in April 1998, the Cross Con companies in June 1998, the Manufacturers Consolidation Service companies in December 1998 and the Keystone companies in April 1999, the former owners' annual salaries and benefits were contractually reduced in the aggregate by $1,704,000. The components of the reduction were $7,000 related to Intraco, $18,000 related to the Cross Con companies, $786,000 related to the Manufacturers Consolidation Service companies and $893,000 related to the Keystone companies.

(5) Reflects the elimination of historical goodwill amortization for completed 1998 and 1999 acquisitions of $80,000 and recognition of goodwill amortization, as if the completed 1998 and 1999 acquisitions had occurred on January 1, 1998, of $746,000, resulting in a net adjustment of $666,000.

(6) Reflects the elimination of historical interest expense relating to assumed debt paid off at the closing of the acquisition of $576,000 and recognition of interest expense that Pacer Logistics would have incurred had the completed 1998 and 1999 acquisitions occurred on January 1, 1998, based on Pacer Logistics' historical average interest rate of 8.04% of $1,879,000, resulting in a net adjustment of $1,303,000.

The accompanying notes are an integral part of these unaudited pro forma financial statements.